Exhibit 99.1

Mannatech Reports First Quarter EPS Increase of 29%

Coppell, Texas May 10, 2006 – Mannatech, Incorporated (NASDAQ: MTEX) today announced record first quarter earnings for the three months ended March 31, 2006 as compared to the prior year’s comparable quarter. Highlights from the quarter included:

•	Sales grew 16% to $99.0 million, up $13.9 million;

•	Earnings before income taxes rose 19% to $9.3 million;

•	Net income increased by 27%, or $1.2 million, to $5.9 million from $4.7 million;

•	Diluted earnings per share rose by 29%, or $0.05 per share, to $0.22 per share from $0.17 per share;

•	Current independent associates and members increased to 510,000; up by 109,000 or 27% from a year ago.

Chairman of the Board and Chief Executive Officer Samuel Caster stated, “We are pleased with our results as solid sales and profit growth continued in the first quarter. We began our annual travel incentive qualifying period in January this year instead of March, which has been the traditional kick-off for the incentive. This timing shift added approximately $1.7 million in travel cost accrual to the 2006 quarter, seen in our higher rate of commission and incentive expense this year. However, we reduced our total operating expense rate by 1.7 points, and our operating profit increased by $1.5 million. Our current associate and member count grew 27% against last year and topped the half-million mark for the first time. These successes clearly demonstrate the viability of our products as well as that of our business model.”

“During the first three months of 2006, we maintained a debt-free balance sheet, improved our working capital, reduced our inventory levels, and preserved a strong cash position of over $71 million. We increased our quarterly declared dividends to $0.08 per share as compared to $0.07 per share last year. Our Board intends to share the growth in the value of Mannatech by continuing our quarterly dividend payments to our shareholders as a reward for their long-term stock ownership,” said Mr. Caster.

Sales by location for the three months ended March 31, in millions, were:

	March 31, 2006		March 31, 2005
United States	$67.1	67.8%	$56.1	65.9%
Canada	7.3	7.4%	6.7	7.9%
Australia	7.9	8.0%	8.1	9.5%
United Kingdom	2.0	2.0%	2.4	2.8%
Japan	9.2	9.3%	7.8	9.2%
New Zealand	2.5	2.5%	3.6	4.2%
Republic of Korea	1.6	1.6%	0.4	0.5%
Taiwan*	0.8	0.8%	—	—%
Denmark**	0.6	0.6%	—	—%
Germany***	—	—%	—	—%

Total	$99.0	100%	$85.1	100%

*        Taiwan began its operations in June 2005.

**      United Kingdom began selling products in Denmark in August 2005.

***    United Kingdom began selling products in Germany in March 2006.

The number of independent associates and members who purchased our products and packs within the last 12 months is as follows:

	For the twelve months ended March 31,
	2006		2005
Current Independent Associates and Members
New	228,000	45%	192,000	48%
Continuing	282,000	55%	209,000	52%

Total	510,000	100%	401,000	100%

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider that develops innovative, high-quality, proprietary nutritional supplements, topical products, and weight management products, which are sold through a global network-marketing system operating throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” “enthusiastic,” “demonstrates,” “ intends,” “optimistic,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Steve Fenstermacher, CFO

Investor Relations

(972) 471-6512

ir@mannatech.com

Corporate web site: www.mannatech.com

(Complete quarterly report filed on its Form 10-Q, which is expected to be filed with the

Securities & Exchange Commission and published on its corporate website

www.mannatech.com on or about May 10, 2006. Unaudited Consolidated Financial

Statements to follow)

MANNATECH, INCORPORATED

CONSOLIDATED BALANCE SHEETS – (UNAUDITED)

(in thousands, except share information and per share amounts)

	December 31, 2005	March 31, 2006
ASSETS
Cash and cash equivalents	$56,207	$54,262

Short-term investments	1,974	1,984
Restricted cash	2,777	2,838
Accounts receivable	548	921
Income tax receivable	—	2,389
Inventories, net	19,811	17,051
Prepaid expenses and other current assets	3,471	6,393
Deferred tax assets	671	424
Note receivable from affiliate	153	155

Total current assets	85,612	86,417
Long-term investments	15,375	15,375
Property and equipment, net	10,951	11,174
Construction in progress	8,157	12,813
Long-term restricted cash	1,476	1,479
Other assets	1,121	1,176
Long-term deferred tax assets	103	114

Total assets	$122,795	$128,548

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital lease	$23	$21
Accounts payable	5,476	3,499
Accrued expenses	16,941	17,535
Commissions and incentives payable	15,588	18,338
Taxes payable	5,773	3,427
Deferred revenue	3,712	4,530

Total current liabilities	47,513	47,350

Long-term royalties due to an affiliate	3,341	3,224
Long-term deferred tax liabilities	1,086	2,075
Long-term liabilities	537	565

Total liabilities	52,477	53,214
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,404,513 shares issued and 26,738,364 shares outstanding in 2005 and 27,507,048 shares issued and 26,840,899 shares outstanding in 2006	3	3
Additional paid-in capital	36,699	37,848
Retained earnings	42,505	46,266
Accumulated other comprehensive loss	(1,098)	(992)

	78,109	83,125
Less treasury stock, at cost, 666,149 shares in 2005 and 2006	(7,791)	(7,791)

Total shareholders’ equity	70,318	75,334

Total liabilities and shareholders’ equity	$122,795	$128,548

MANNATECH, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)

(in thousands, except share and per share information)

	For the three months ended March 31,
	2005	2006
Net sales	$85,145	$98,971
Cost of sales	12,930	14,561
Commissions and incentives	37,563	45,374

	50,493	59,935

Gross profit	34,652	39,036

Operating expenses:
Selling and administrative expenses	16,120	17,777
Other operating costs	10,921	12,004

Total operating expenses	27,041	29,781

Income from operations	7,611	9,255
Interest income	332	572
Other expense, net	(92)	(514)

Income before income taxes	7,851	9,313

Provisions for income taxes	(3,189)	(3,405)

Net income	$4,662	$5,908

Earnings per share:
Basic	$0.17	$0.22

Diluted	$0.17	$0.22

Weighted-average common shares outstanding:
Basic	27,098	26,764

Diluted	28,035	27,392